UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Company's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Stockholder Letter

On August 7, 2024, Strategic Storage Trust VI, Inc. (the “Company”) issued a letter to its stockholders announcing the calculation of an estimated net asset value per share for shares of the Company’s common stock and a change in the share price for shares of the Company’s common stock issued pursuant to the Company’s public offering and distribution reinvestment plan. A copy of the letter to stockholders is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Press Release

On August 7, 2024, the Company issued a press release announcing that the Company’s board of directors (the “Board”) approved an estimated net asset value per share for shares of the Company’s common stock. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Calculation of Estimated Net Asset Value Per Share

Overview and Process

On August 7, 2024, the Board, at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), unanimously approved and established the Company’s estimated net asset value per share (“Estimated Per Share NAV”) for the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares of $10.00 based on the estimated value of its assets less the estimated value of its liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2024 (the “Valuation Date”). The Company is providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Guidelines”).

The Committee, composed of the Company’s two independent directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation methodology with real estate standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.

The Committee approved the engagement of Kroll, LLC (“Kroll”), an independent third party real estate valuation and advisory firm, to provide valuation services for the Company’s assets and liabilities. In connection therewith, Kroll provided values for the Company’s one wholly owned development property (the “Development Property”), 24 wholly owned operational self storage properties (together with the Development Property, the “Real Estate Facilities”) and its five investments in joint ventures (together with the Real Estate Facilities, the “Appraised Properties”), as of March 31, 2024. Kroll also prepared a net asset value report (the “Kroll NAV Report”) which estimates the net asset value range per share of each of the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares as of March 31, 2024. The Kroll NAV Report relied upon: (i) an appraisal report (the “Kroll Appraisal Report”) summarizing key information and assumptions and providing an appraised value range for the Appraised Properties; (ii) Kroll’s estimated fair market value of the Company’s secured mortgage debt and other Company debt outstanding; (iii) Kroll’s estimated value range of the Company’s unconsolidated joint ventures (the “Unconsolidated Joint Ventures”); and (iv) the Company’s estimate of the value of the Company’s cash, other assets, and liabilities, to calculate an estimated net asset value range per share of the Company’s common stock. The process for estimating the value of the Company’s assets and liabilities was performed in accordance with the provisions of the IPA Guidelines.

After considering all information provided, and based on the Committee’s extensive knowledge of the Company’s assets and liabilities, the Committee concluded that the range in estimated net asset value per share of $7.45 to $11.00, as indicated in the Kroll NAV Report was reasonable and recommended to the Board that it adopt $10.00 as the Estimated Per Share NAV for the Company’s Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares. The Board approved $10.00 as the Estimated Per Share NAV, which is slightly above the approximate mid-range per share value of $9.44 provided in the Kroll NAV Report. The determined Estimated Per Share NAV was based on a fully-diluted share count, but excluding the Series C Subordinated Convertible Units (“Series C Units”). The Board made this determination based upon its assessment of the Company’s portfolio, the growth remaining in various properties, and the estimated range of values provided in the Kroll NAV Report. The Board unanimously agreed upon the Estimated Per Share NAV of $10.00 recommended by the Committee, which determination is ultimately and solely the responsibility of the Board. No Series C Units were converted to Class A Units as a result of this Estimated Per Share NAV being declared.

The table below sets forth the calculation of the Company’s estimated net asset value per share as of March 31, 2024:

March 31, 2024

Investment in Real Estate:
Real Estate Facilities (1)	$600,658,064
Investments in unconsolidated real estate ventures (2)	49,460,000
Total Market Value	650,118,064

Additional Assets:
Cash and cash equivalents	6,761,066
Restricted cash	13,363,686
Other assets, net	11,801,975
Debt - fair value adjustment	59,326
Total Assets	682,104,117

Liabilities:
Debt	284,470,578
Accounts payable and accrued liabilities	5,073,737
Distributions payable	9,284,486
Due to affiliates	4,294,741
Incentive Distribution	2,387,645
Total liabilities	305,511,187

Series B convertible preferred stock (3)	150,000,000

Net Asset Value (NAV)	$226,592,930

NAV Allocated to Class P Shares	117,235,622
Number of Outstanding Class P Shares (4)	11,719,673
NAV Per Share - Class P	$10.00

NAV Allocated to Class A Shares	33,632,987
Number of Outstanding Class A Shares (4)	3,362,183
NAV Per Share - Class A	$10.00

NAV Allocated to Class T Shares	53,163,156
Number of Outstanding Class T Shares	5,314,552
NAV Per Share - Class T	$10.00

NAV Allocated to Class W Shares	6,928,608
Number of Outstanding Class W Shares	692,631
NAV Per Share - Class W	$10.00

NAV Allocated to Class Y Shares	14,422,665
Number of Outstanding Class Y Shares	1,441,788
NAV Per Share - Class Y	$10.00

NAV Allocated to Class Z Shares	1,209,891
Number of Outstanding Class Z Shares	120,949
NAV Per Share - Class Z	$10.00

(1) Includes an adjustment of approximately $15.0 million or 2% above the approximate mid-range market value of the Appraised Properties provided by Kroll. This adjustment was based on the Board’s assessment of the Company’s portfolio, the growth remaining in various properties, and the estimated range of values provided by Kroll.

(2) Investments in unconsolidated real estate ventures are reflective of the Company’s 50% ownership in Canadian dollar-denominated developments, valued at the approximate mid-range market value of the Appraised Properties provided in the Kroll Appraisal Report converted at the applicable exchange rate as of March 31, 2024.

(3) The outstanding shares of the Company’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) are convertible into shares of the Company’s Class A common stock on or after the third anniversary of the effective date (May 1, 2023) of that certain preferred stock purchase agreement by and between the Company and Extra Space Storage LP (the “Preferred Stock Purchase Agreement”). Upon a liquidation, the holder of the Series B Convertible Preferred Stock would receive the greater of the Liquidation Amount up to the Conversion Value Limitation (as defined in the Preferred Stock Purchase Agreement) or the amount that would have been payable upon conversion of the Series B Convertible Preferred Stock into shares of the Company’s Class A common stock. The conversion price as described in the Preferred Stock Purchase Agreement for the Series B Convertible Preferred Stock is $11.00, so for purposes of this analysis, Kroll assumed the Series B Convertible Preferred Stock was redeemed based on the Liquidation Amount, as the conversion value would have been anti-dilutive.

(4) Includes outstanding units in the Company’s operating partnership (“OP Units”) and unvested restricted stock issued to the Company’s independent directors.

Methodology and Key Assumptions

In determining the Estimated Per Share NAV, the Board considered the recommendation of the Committee, the Kroll Appraisal Report and the Kroll NAV Report provided by Kroll and information provided by the Company. The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

Real Estate Properties

The Company engaged Kroll to provide an appraisal, as of March 31, 2024, of its Appraised Properties. Kroll’s opinion of value used in calculating the estimated net asset value per share above is based on the individual asset values of each of the Appraised Properties in the portfolio on the valuation date in accordance with the IPA Guidelines. The appraisal was not intended to estimate or calculate the Company’s enterprise value. The appraisals were performed in accordance with the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, as well as the requirements of the state where each real property is located. Each appraisal was reviewed, approved, and signed by an individual with the professional designation of MAI.

The scope of work by Kroll in performing the appraisal of the Appraised Properties included:

•
reviewing and relying upon data provided by the Company regarding the number of units, size, year built, construction quality, and construction type to understand the characteristics of the existing improvements and underlying land;
•
reviewing and relying upon data provided by the Company regarding rent rolls, lease rates and terms, real estate taxes, and operating expense data;
•
reviewing and relying upon balance sheet items provided by the Company, such as cash and other assets as well as debt and other liabilities;
•
reviewing and relying upon mortgage summaries and amortization schedules provided by the Company;
•
researching the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the Appraised Properties;

•
utilizing the income capitalization approach as the primary indicator of value with support from an aggregation and review of sales comparables to test Kroll’s income appraisal for reasonableness; and
•
delivering a range of values with an approximate mid-range for each of the Appraised Properties, as well as the underlying assumptions used in the analysis, including capitalization rates, discount rates, growth rates, and others as appropriate.

The income capitalization approach is a valuation technique that provides an estimation of the value of an asset based on market expectations about the cash flows that an asset would generate over its remaining useful life. The income capitalization approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then capitalized at an appropriate rate to derive an estimate of value (the “direct capitalization method”) or converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows (the “discounted cash flow method”). In the discounted cash flow method, the present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period to arrive at an estimate of value. Kroll utilized the direct capitalization method for the Appraised Properties that were deemed stabilized and the discounted cash flow method for the Appraised Properties that were not deemed stabilized.

In utilizing the discounted cash flow method, Kroll estimated the value of the individual Appraised Properties primarily by using a multiple year discounted cash flow analysis. Kroll calculated the value of the individual Appraised Properties using the Company’s historical financial data and forecasts going forward, terminal capitalization rates and discount rates that fall within ranges Kroll believes would be used by similar investors to value each of the Appraised Properties. The capitalization rates and discount rates were calculated utilizing methodologies that adjust for market specific information and national trends in self storage. As a test of reasonableness, Kroll compared the metrics of the valuation of the Appraised Properties to current market activity of self storage properties.

The sales comparison approach is a valuation technique that provides an estimation of value based on what other purchasers and sellers in the market have agreed to as price for comparable improved properties. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset. Kroll did not conduct a full analysis using the sales comparison approach, but did aggregate and review sales comparables to test its income approaches for reasonableness.

The Company acquired the Real Estate Facilities for an aggregate purchase price of approximately $513.0 million (Canadian properties are translated based on the foreign exchange rate in effect as of March 31, 2024). As of March 31, 2024, the total appraised value of the Real Estate Facilities as calculated by the Company with respect to an Estimated Per Share NAV of $10.00, which is based on the valuation provided by Kroll, is approximately $600.7 million (Canadian properties are translated based on the foreign exchange rate in effect as of March 31, 2024). This represents an approximate 17.1% increase in the total value of the Real Estate Facilities over the aggregate purchase price.

The following summarizes the range of overall capitalization rates used by Kroll to arrive at the estimated market values of the Appraised Properties valued using the direct capitalization method:

Assumption	Range in values	Weighted Average Basis
Overall Capitalization Rate	4.00% to 5.25%	4.72%

The following summarizes the key assumptions that were used by Kroll to arrive at the estimated market value of the Appraised Properties valued using the discounted cash flow method:

Assumption	Range in values	Weighted Average Basis
Terminal Capitalization Rate	4.00% to 5.50%	4.90%
Discount Rate	5.40% to 7.50%	6.51%
Annual rent growth rate (market)	2.03% to 12.04%	6.40%
Annual expense growth rate	3%	3.00%
Holding period	1-7 Years	N/A

While the Company believes that Kroll’s assumptions and inputs are reasonable, a change in these assumptions and inputs would change the estimated value of the Appraised Properties. As provided in the Kroll Appraisal Report, the approximate mid-range market value of the Appraised Properties as of March 31, 2024 was approximately $635.1 million. Assuming all other factors remain unchanged, a decrease in the overall capitalization rate used for the properties valued using the direct capitalization method of 25 basis points, together with a decrease in the terminal capitalization rate and discount rate used for the properties valued using the discounted cash flow method of 25 basis points would increase the value of the Appraised Properties to approximately $687.8 million. Similarly, an increase in the overall capitalization rate used for the properties valued using the direct capitalization method of 25 basis points, together with an increase in the terminal capitalization rate and discount rate used for the properties valued using the discounted cash flow method of 25 basis points would decrease the value of the Appraised Properties to approximately $589.8 million.

Mortgage Debt

The estimated value of the aggregate mortgage debt was equal to the aggregate amount of all principal balances outstanding as of March 31, 2024. The fair value of the aggregate mortgage debt was determined by Kroll using a discounted cash flow analysis. The cash flows were based on the remaining loan terms, and on estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, and type of collateral. The value of the debt is calculated by comparing the contractual terms of the mortgage against market terms. Contractual cash flows are projected based on the mortgage terms. A market interest rate is estimated and used to discount the contractual cash flows to the valuation date. The resulting asset (below market) or liability (above market) is the value of the assumed debt as of the valuation date.

As of March 31, 2024, the fair value and aggregate amount of all principal balances outstanding of the mortgage debt were approximately $284.5 million and $284.4 million, respectively. Assuming all factors remain unchanged, a decrease in the market interest rates of 50 basis points would increase the fair value of the mortgage debt by approximately $0.1 million and an increase in the market interest rates of 50 basis points would decrease the fair value of the mortgage debt by approximately $0.1 million.

Other Assets and Liabilities

The carrying values of the majority of the other assets and liabilities were considered to equal their book value. Adjustments to exclude the GAAP basis carrying value of certain assets were made to other assets in accordance with the IPA Guidelines. The Company’s liability related to stockholder servicing fees and dealer manager servicing fees has been valued using a liquidation value as of March 31, 2024. The estimated net asset value per share for the Class T shares and Class Y shares does not reflect any obligation to pay future stockholder servicing fees since such fees would cease upon liquidation. The estimated net asset value per share for the Class W shares and Class Z shares does not reflect any obligation to pay future dealer manager servicing fees since such fees would cease upon liquidation.

Special Limited Partnership - Incentive Distribution

The estimated value of the incentive distribution due to the Advisor and its affiliates is based on 15% of the amount by which the net asset value of the Company plus distributions paid exceeds a return of stockholders’ capital plus a 6% cumulative, non-compounded, annual return to the stockholders. The Estimated Per Share Value calculated above reflects an incentive distribution to affiliates of approximately $2.4 million.

Limitations of Estimated Value Per Share

FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated net asset value per share. As with any valuation methodology, the methodology considered by the Board is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated net asset value per share, and these differences could be significant. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future. The estimated net asset value per share does not represent the fair value of the Company’s assets less its liabilities according to GAAP nor does it represent a liquidation value of the Company’s assets and liabilities or the amount at which the Company’s shares of common stock would trade on a national securities exchange.

Accordingly, with respect to the estimated net asset value per share, the Company can give no assurance that:

•
a stockholder would be able to resell their shares at this Estimated Per Share NAV;
•
a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the assets and settlement of the liabilities or a sale of the Company;
•
the Company's shares of common stock would trade at the Estimated Per Share NAV on a national securities exchange;
•
an independent third-party appraiser or other third-party valuation firm would agree with the Estimated Per Share NAV; or
•
the methodology used to determine the Estimated Per Share NAV will be in compliance with any future FINRA rules or ERISA reporting requirements.

Further, the Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of its liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2024. The Estimated Per Share NAV was based upon 22,651,776 shares of common equity or equivalent interests outstanding as of March 31, 2024, which was comprised of (i) 11,169,453 outstanding shares of Class P common stock, plus (ii) 3,362,183 outstanding shares of Class A common stock, plus (iii) 5,314,552 outstanding shares of Class T common stock, plus (iv) 692,631 outstanding shares of Class W common stock, plus (v) 1,441,788 outstanding shares of Class Y common stock, plus (vi) 120,949 outstanding shares of Class Z common stock, plus (vii) 550,220 outstanding OP Units, which OP Units are exchangeable on a one-for-one basis into shares of Class P common stock, plus (viii) 5,250 shares of unvested restricted Class A common stock issued to the Company’s independent directors.

The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets, and in response to the real estate and finance markets. We currently anticipate publishing a new estimated share value on an annual basis.

Distribution Reinvestment Plan

In accordance with the Company’s distribution reinvestment plan, as amended (the “Plan”), the Board will revise the price per share pursuant to the Plan to be equal to the estimated net asset value per share approved by the Board and in effect on the date of purchase of shares under the Plan. In connection with the estimated net asset value per share described herein, the Board approved a share price for the purchase of shares under the Plan equal to the estimated net asset value per share of $10.00 for each of the Class P shares, Class A shares, Class T shares, Class W shares, Class Y shares and Class Z shares effective for distribution payments being paid beginning in October 2024.

Share Redemption Program

Pursuant to the Company’s share redemption program (the “SRP”), the redemption price per share will depend on the class of shares purchased and whether such shares were purchased in the Public Offering or the Private Offering, among other factors. For Class A shares, Class T shares, Class W shares, Class Y shares, and Class Z shares, the redemption price per share will be equal to 93% of the most recently published estimated net asset value of the applicable share class. In connection with the determination of the Estimated Per Share NAV described in this

Current Report, the redemption price under the SRP is equal to 93% of the Estimated Per Share NAV of $10.00 for Class A shares, Class T shares, Class W shares and Class Z shares, effective beginning with redemption requests submitted during the third quarter of 2024, which will be redeemed at the end of October 2024. For the Class P shares, the redemption price per share will continue to depend on the length of time such shares have been held, as described further in the Company’s prospectus.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements relating to the Estimated Per Share NAV. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, and assumptions, which could cause actual results to differ materially from those projected or anticipated. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to realize the plans, strategies, and prospects contemplated by such forward-looking statements, including the Company’s ability to generate positive cash flow from operations and provide distributions to stockholders, and the Company’s ability to find suitable investment properties, may be significantly hindered. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Current Report, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter to Stockholders

99.2 Press Release dated August 7, 2024

99.3 Consent of Kroll, LLC

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: August 7, 2024	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer